As filed with the Securities and Exchange Commission on December 6, 2012

Registration No. 333-43420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DITECH NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2935531
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3099 North First Street

San Jose, California 95134

(408) 883-3636

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas L. Beaudoin

President and Treasurer

One Wayside Road

Burlington, MA 01803

(781) 565-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert Sanchez

Daniel Peale

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street NW

Washington, DC 20006

(202) 973-8800

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Ditech Networks, Inc., a Delaware corporation (“Ditech”) is filing this Post-Effective Amendment No. 2 to its Registration Statement on Form S-3, as amended (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2000 to register $103,115,798.50 in common stock offered by selling stockholders.

Pursuant to an undertaking made in item 17 of the Registration Statement, Ditech removed from registration the remaining shares of common stock not sold pursuant to the Registration Statement via Post-Effective Amendment No. 1 to the Registration Statement, filed with the SEC on September 21, 2005.

Ditech hereby terminates the effectiveness of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on December 6, 2012.

DITECH NETWORKS, INC.

By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas L. Beaudoin	President and Treasurer and Director (principal executive officer, principal financial officer and principal accounting officer)	December 6, 2012
Thomas L. Beaudoin

/s/ Todd DuChene	Secretary and Director	December 6, 2012
Todd DuChene

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